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                                                                       EXHIBIT 7

                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in Amendment No. 4 to Schedule TO (dated June 29, 2000) of our report dated February 1, 2000, with respect to the consolidated financial statements and schedules of Midwest Medical Insurance Holding Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



Minneapolis, Minnesota                                 /s/ Ernst & Young LLP
June 29, 2000


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